EXHIBIT 24(b)(8)(b)

                            GLOBAL CUSTODY AGREEMENT


     This AGREEMENT is effective August 1, 1995, and is between THE CHASE MANHATTAN BANK, N.A. (The "Bank") and The AAL Mutual Funds (The "Customer).

1.   Customer Accounts.

     The  Bank  agrees  to  establish  and  maintain  the   following   accounts
("Accounts"):

     (a) A custody account in the name of the Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

     (b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

     The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.   Maintenance of Securities and Cash at Bank and Subcustodian Locations.

     Unless Instructions specifically require another location acceptable to the
Bank:

     (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

     If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.   Subcustodians and Securities Depositories.

     The Bank may act under this Agreement through the subcustodians listed in Schedule A of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     The Bank reserves the right to add new, replace or remove Subcusdodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.   Use of Subcustodian.

     (a) The Bank will identify such Assets on its books as belonging to the Customer.

     (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

     (c) Any Assets in the Accounts held by Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

     (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

5.   Deposit Account Transactions.

     (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the bank on similar loans.

     (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.


6.   Custody Account Transactions.

     (a) Securities will be transferred, exchanged or delivered by the bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

     (b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

          (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the bank in its discretion, after the contractual settlement date for the related transaction.

          (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.   Action of the Bank.

     The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Banker Subcustodian is actually aware of such opportunities.

     (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d)  Appoint  brokers  and  agents  for  any   transaction   involving  the
Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

     (e) Issue statements to the customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the bank has agreed to take any action under this agreement.

8.   Corporate Action; Proxies.

     Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer
Securities are involved, proxies will be delivered in accordance with Instructions.

9.   Nominees.

     Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.
The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.  Authorized Persons.

     As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the customer or its designated agent that any such employee or agent is no longer Authorized Person.

11.  Instructions.

     The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telephone, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

     Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any test Keys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

12.  Standard of Care; Liabilities.

     (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provision of this Agreement as follows:

          (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

          (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

          (iii) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

          (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

          (v) The Bank shall be entitled to rely and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) The Bank need not maintain any insurance for the benefit of the Customer.

          (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

          (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent  with and  without  limiting  the first  paragraph  of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

          (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

          (ii) supervise or make recommendations with respect to investments or the retention of Securities;

          (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

          (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

          (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

     (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.  Fees and Expenses.


     The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Account of the Customer for any among owing to the Bank under any provision of this Agreement.

14.  Miscellaneous.

     (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign

     (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) Access to Records. The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

     (d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

     (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):


          Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");


     x    Mutual  Fund  assets  subject  to  certain   Securities  and  Exchange
          Commission ("SEC") rules and regulations;

          Neither of the above.


     This Agreement consists exclusively of this document together with Schedule A and the following Rider(s) [Check applicable rider(s)]:

          ERISA


     x    MUTUAL FUND


     x    DOMESTIC SPECIAL TERMS AND CONDITIONS


     There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

     (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

     (g) Wavier. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:


Bank:        The Chase Manhattan Bank, N.A.
             Chase Metro Tech Center
             Brooklyn, NY  11245
             Attention: Global Custody Division

             or telex: __________________________





Customer:    Terrance P. Gallagher, SVP & CFO    Treasurer, The AAL Mutual Funds

             AAL Capital Management Corporation

             222 West College Avenue

             Appleton, WI  54919-0007__________

             or telex: _________________________

     (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

                                   CUSTOMER


                                   By:  /s/ John H. Pender
                                        -------------------------------
                                          John H. Pender, President
                                          The AAL Mutual Funds



                                   THE CHASE MANHATTAN BANK, N.A.


                                   By: /s/ Rosemary M. Stidmon
                                           ----------------------------
                                           Vice President
                                           SSA/AOA2F60.WP5-052693/062995

STATE OF Wisconsin         )

                           : ss.

COUNTY OF Outagamie        )



On this 24 day of July , 1995 before me personally came John H. Pender, to me known, who being by me duly sworn, did depose and say that he resides in WI at ; that he is President of The AAL Mutual Funds, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                                             /s/ John H. Pender
                                             ---------------------------
                                             John H. Pender



Sworn to before me this 24th

day of July, 1995

/s/ Alice M. Pollitt
-----------------------------
Alice M. Pollitt

                           Notary
In and for the County of Outagamie
State of Wisconsin
My Commission Expires on July 18, 1999

STATE OF NEW YORK          )

                           : ss.

COUNTY OF NEW YORK         )


    On this 30 day of June , 1995, before me personally came Rosemary Stidmon, to me known, who being by me duly sworn, did depose and say that she resides in New Jersey at 31 Sagamore Drive; that she is a Vice President of THE CHASE MANHATTAN BANK, (National Association), the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.



                                             /s/ Rosemary M. Stidmon
                                             -----------------------------
                                             Rosemary M. Stidmon



Sworn to before me this 30th

day of June, 1995.

/s/ Laiyee Ng
--------------------------------
Laiyee Ng
                           Notary
              LAIYEE NG
 Notary Public, State of New York
         No. 01NG-5012929
   Qualified in Queens County
Cert. Filed in Kings & N.Y. Counties
  Commission Expires June 15, 1997.







                  Mutual Fund Rider to Global Custody Agreement

                   Between The Chase Manhattan Bank, N.A. and

                 The AAL Mutual Funds, effective August 1, 1995


     Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

     Except to the extend that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

     The following modifications are made to the Agreement:

     Section 3. Subcustodians and Securities Depositories.

     Add the following language to the end of section 3:

The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

     (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

     (b) "eligible foreign custodian" shall mean (i) banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

     (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

     The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

Section 11. Instructions.

     Add the following language to the end of Section 11:

                  Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

     (b) When Securities are called, redeemed or retired, or otherwise payable;

     (c) In exchange for or upon conversion into other securities alone or other
securities   and  cash   pursuant   to  any  plan  or   merger,   consolidation,
reorganization, recapitalization or readjustment;

     (d) Upon conversion of Securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

     (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

     (i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper under the instruments governing the Customer; and

     (o) Upon the termination of this Agreements set forth in Section 14(i).

Section 12. Standard of Care; Liabilities.

         Add the following subsection (c) to Section 12:

         (c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

         Section 14.  Access to Records.

         Add the following language to the end of Section 14(c):

         Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

                                 GLOBAL CUSTODY
                                   AGREEMENT

                            WITH THE AAL MUTUAL FUNDS

                               DATE August 1, 1995

                                    DOMESTIC
                       SPECIAL TERMS AND CONDITIONS RIDER

Domestic Corporate Actions and Proxies

     With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions will apply rather than the provisions of
Section 8 of the Agreement:

     The Bank will send to the Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

                  Mutual Fund Rider to Global Custody Agreement

                   Between The Chase Manhattan Bank, N.A. and

                 The AAL Mutual Funds, effective August 1, 1995


     Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

     Except to the extend that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

     The following modifications are made to the Agreement:

Section 3. Subcustodians and Securities Depositories.

     Add the following language to the end of section 3:

     The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

     (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

     (b) "eligible foreign custodian" shall mean (i) banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

     (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries. The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

Section 11. Instructions.

     Add the following language to the end of Section 11:

     Deposit Account Payments and Custody Account  Transactions made pursuant to
Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus. (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions; (b) When Securities are called, redeemed or retired, or otherwise payable; (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment; (d) Upon conversion of Securities pursuant to their terms into other securities; (e) Upon exercise of subscription, purchase or other similar rights represented by Securities; (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses; (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

     (i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper under the instruments governing the Customer; and

     (o) Upon the termination of this Agreements set forth in Section 14(i).

Section 12. Standard of Care; Liabilities.

     Add the following subsection (c) to Section 12:

     (c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

Section 14. Access to Records.

     Add the following language to the end of Section 14(c):

     Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

                            GLOBAL CUSTODY AGREEMENT

                            WITH THE AAL MUTUAL FUNDS

                               DATE August 1, 1995

                                    DOMESTIC
                       SPECIAL TERMS AND CONDITIONS RIDER

Domestic Corporate Actions and Proxies

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions will apply rather than the provisions of Section 8 of the Agreement:

     The Bank will send to the Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

CHASE
SCHEDULE A


June, 95
                           SUB-CUSTODIANS EMPLOYED BY

              THE CHASE MANHATTAN BANK, N.A. LONDON, GLOBAL CUSTODY

                             17f-5 QUALIFIED AGENTS



COUNTRY             SUB-CUSTODIAN                      CORRESPONDENT BANK


ARGENTINA           The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Main Branch                        Buenos Aires
                    25 De Mayo 130/140
                    Buenos Aires
                    ARGENTINA

AUSTRALIA           The Chase Manhattan Bank           The Chase Manhattan Bank
                    Australia Limited                  Australia Limited
                    36th Floor                         Sydney
                    World Trade Center
                    Jamison Street
                    Sydney
                    New South Wales 2000
                    AUSTRALIA

AUSTRIA             Creditanstalt - Bankverein         Credit Lyonnais
                    Schottengasse 6                    Vienna
                    A - 1011, Vienna
                    AUSTRIA


BANGLADESH          Standard Chartered Bank            Standard Chartered Bank
                    18-20 Motijheel C.A.               Dhaka
                    Box 536,
                    Dhaka-1000
                    BANGLADESH

BELGIUM             Generale Bank                      Credit Lyonnais Bank
                    3 Montagne Du Parc                 Brussels
                    1000 Bruxelles
                    BELGIUM


BOTSWANA            Barclays Bank of                   Barclays Bank of
                    Botswana Ltd.                      Botswana Ltd
                    Gaborone                           Gaborone
                    BOTSWANA

BRAZIL              Banco Chase Manhattan, S.A.        Banco Chase Manhattan S.A.
                    Chase Manhattan Center             Sao Paulo
                    Rua Verbo Divino, 1400
                    Sao Paulo, SP 04719-002
                    BRAZIL

CANADA              The Royal Bank of Canada           Royal Bank of Canada
                    Royal Bank Plaza                   Toronto
                    Toronto
                    Ontario M5J 2J5
                    CANADA

                    Canada Trust                       Royal Bank of Canada
                    Canada Trust Tower                 Toronto
                    BCE Place
                    161 Bay at Front
                    Toronto
                    Ontario M5J 2T2
                    CANADA

CHILE               The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Agustinas 1235                     Santiago
                    Casilla 9192
                    Santiago
                    CHILE

COLOMBIA            Cititrust Colombia S.A.            Cititrust Colombia SA.
                    Sociedad Fiduciaria                Sociedad Fiduciaria
                    Carrera 9a No 99-02                Santafe de Bogota
                    Santafe de Bogota, DC
                    COLOMBIA

CZECH REPUBLIC      Ceskoslovenska Obchodni
                         Banka, A.S.                   Ceskoslovenska Obchodni Banka
                    Na Prikope 14                      A.S.
                    115 20 Praha I Praha
                    CZECH REPUBLIC


DENMARK             Den Danske Bank                    Den Danske Bank
                    2 Holmens Kanala DK 1091           Copenhagen
                    Copenhagen
                    DENMARK



EGYPT               National Bank of Egypt             National Bank of Egypt
                    24 Sherif Street                   Cairo
                    Cairo
                    EGYPT

EUROBONDS           Cedet S.A.                         ECU:Lloyds Bank PLC
                    67 Boulevard Grande                International Banking Division
                    Duchesse Charlotte                 London
                    LUXEMBOURG                         For all other currencies: see
                    A/c The Chase                      relevant country
                    Manhattan Bank, N.A.
                    London
                    A/c No. 17817

EURO CDS            First Chicago Clearing Centre      ECU:Lloyds Bank PLC
                    27 Leadenhall Street               Banking Division London
                    London EC3A IAA                    For all other currencies: see
                    UNITED KINGDOM                     relevant country

FINLAND             Kansallis-Osake-Pankki             Kanasallis-Osake-Pankki
                    Aleksis Kiven 3-5                  Helsinki
                    00500 Helsinki
                    FINLAND

FRANCE              Banque Paribas                     Societe Generale
                    Ref256                             Paris
                    BP 141
                    3, Rue D'Antin
                    75078 Paris
                    Cedex 02
                    FRANCE

GERMANY             Chase Bank A.G.                    Chase Bank A. G.
                    Alexanderstrasse 59                Frankfurt
                    Postfach 90 01 09
                    60441 Frankfurt/Main
                    GERMANY

GHANA               Barclays Bank of                   Barclays Bank of
                    Ghana Ltd.                         Ghana Ltd.
                    Accra
                    GHANA

GREECE              Barclays Bank Plc                   National Bank of Greece S.A.
                    I Kolokotroni Street                Athens
                    10562 Athens                        Alc Chase Manhattan Bank, N.A.,
                    GREECE                              London
                                                        Alc No. 040/7/921578-68



HONG KONG           The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    40/F One Exchange Square           Hong Kong
                    8, Connaught Place
                    Central, Hong Kong
                    HONG KONG


HUNGARY             Citibank Budapest Rt.              Citibank Budapest Rt.
                    Vaci Utca 19-21                    Budapest
                    1052 Budapest V
                    HUNGARY


INDIA               The Hongkong and Shanghai          The Hongkong and Shanghai
                    Banking Corporation Limited        Banking Corporation Limited
                    52/60 Mahatma Gandhi Road          Bombay
                    Bombay 400 001
                    INDIA


INDONESIA           The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
                    Banking Corporation Limited        Jakarta
                    World Trade Center
                    J1. Jend Sudirman Kav. 29-31
                    Jakarta 10023
                    INDONESIA

IRELAND             Bank of Ireland                    Allied Irish Bank
                    International Financial            Dublin
                    Services Centre
                    I Harbourmaster Place
                    Dublin 1
                    IRELAND


ISRAEL              Bank Leumi Le-Israel B.M.          Bank Leumi Le-Israel B.M
                    19 Herzl Street                    Tel Aviv
                    65136 Tel Aviv
                    ISRAEL


ITALY               The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Piazza Mcda I                      Milan
                    20121 Milan
                    ITALY




JAPAN               The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    1-3 Marunouchi  1-Chome            Tokyo
                    Chiyoda-Ku
                    Tokyo 100
                    JAPAN


JORDAN               Arab Bank Limited                 Arab Bank Limited
                     P 0 Box 950544-5                  Amman
                     Amman
                     Shmeisani
                     JORDAN

MALAYSIA            The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Pernas International               Kuala Lumpur
                    Jalan Sultan Ismail
                    50250, Kuala Lumpur
                    MALAYSIA

MAURITIUS           The Hongkong and Shanghai          The Hongkong and Shanghai
                    Banking Corporation Limited        Banking Corporation Limited
                    Port Louis                         Port Louis
                    MAURITIUS

MEXICO              The Chase Manhattan Bank, N.A.     No correspondent Bank
(Equities)          Hamburgo 213, Piso 7
                    Colonia Juarez, 06660 Mexico D.F.
                    MEXICO

(Government Bonds)  Banco Nacional de Mexico,          No correspondent Bank
                    Avenida Juarez No. 104 - 11 Piso
                    06040 Mexico D.F.
                    MEXICO


MOROCCO             Banque Commerciale du Maroc        Banque Commerciale du Maroc
                    I Rue ldriss Lahrizi               Casablanca
                    Casablanca 0 1
                    MOROCCO


NETHERLANDS         ABN AMRO N.V.                      Credit Lyonnais
                     Securities Centre                 Bank Nederland N. V.
                     P 0 Box 3200                      Rotterdam
                     4800 De Breda
                     NETHERLANDS




NEW ZEALAND         National Nominees Limited          National Bank of New Zealand
                    Level 2 BNZ Tower                  Wellington
                    125 Queen Street
                    Auckland
                    NEW ZEALAND


NORWAY              Den norske Bank                    Den norske Bank
                    Kirkegaten 21                      Oslo
                    Oslo I
                    NORWAY

PAKISTAN            Citibank N.A.                      Citibank N.A.
                    State Life Building No. 1          Karachi
                    I.I. Chundrigar Road
                    Karachi
                    PAKISTAN

PERU                Citibank, N.A.                     Citibank N.A.
                    Camino Real 457                    Lima
                    CC Torre Real - 5th Floor
                    San Isidro, Lima 27
                    PERU

PHILLIPPINES        The Hongkong and Shanghai          The Hongkong and Shanghai
                    Banking Corporation Limited        Banking Corporation Limited
                    Hong Kong Bank Centre 3/F          Manila
                    San Miguel Avenue
                    Ortigas Commercial Centre
                    Pasig Metro Manila
                    PHILIPPINES

POLAND              Bank Handlowy W. Warsawie. S.A.    Bank Polska Kasa Opieki S.A.
                    Custody Dept. Capital Markets      Warsaw
                    Centre - V Branch
                    LTI, Kasprzaka 18/20
                    01-211 Warsaw
                    POLAND

PORTUGAL            Banco Espirito Santo & Comercial
                      de Lisboa                        Banco Pinto & Sotto Mayor
                    Servico de Gestaode Titulo         Avenida Fontes Pereira de Melo
                    R. Mouzinho da Silveira, 36 r/c    1000 Lisbon
                    1200 Lisbon
                    PORTUGAL

SHANGHM (CHINA)     The Hongkong and Shanghai          The Chase Manhattan Bank, N.A.
                    Banking Corporation Limited        Hong Kong
                    Shanghai Branch
                    Corporate Banking Centre
                    Unit 504, 5/F Shanghai Centre
                    1376 Nanjing Xi Lu
                    Shanghai
                    THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN (CHINA)    The Hong kong and Shanghai         The Chase Manhattan Bank, N.A.
                    Banking Corporation Limited        Hong Kong
                    I st Floor
                    Central Plaza Hotel
                    No. I Chun Feng Lu
                    Shenzhen
                    THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE           The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Shell Tower                        Singapore
                    50 Raffles Place
                    Singapore 0 104
                    SINGAPORE

 SLOVAK REPUBLIC    Ceskoslovenska Obchodni Banka,     Ceskoslovenska
                    S.A. (CSOB)                        Obchodni Banka,
                    Michalska 18                       S.A.
                    815 63 Bratislava                  Bratislava
                    SLOVAK REPUBLIC

SOUTH AFRICA        Standard Bank of South Africa      Standard Bank of South Africa
                    Standard Bank Chambers             South Africa
                    46 Marshall Street
                    Johannesburg 2001
                    SOUTH AFRICA

SOUTH KOREA         The Hongkong & Shanghai            The Hongkong & Shanghai
                    Banking Corporation Limited        Banking Corporation Limited
                    6/F Kyobo Building                 Seoul
                    #1 Chongro, 1-ka Chongro-Ku,
                    Seoul
                    SOUTH KOREA

SPAIN               The Chase Manhattan Bank, N.A.     Banco Bilbao Vizcaya
                    Calle Peonias 2                    Madrid
                    7th Floor
                    La Piovera
                    28042 Madrid
                    SPAIN


SRI LANKA           The Hongkong & Shanghai            The Hongkong & Shangai
                    Banking Corporation Limited        Banking Corporation Limited
                    24, Sir Baron Jayatilaka Mawatha,  Colomho
                    Colombo 1,
                    SRI LANKA

SWEDEN              Skandinaviska Enskilda Banken      Svenska Handelsbanken
                    Kungstradgardsgatan 8              Stockholm
                    Stockholm S-106 40
                    SWEDEN

SWITZERLAND         Union Bank of Switzerland          Union Bank of Switzerland
                    45 Bahnhofstrassc                  Zurich
                    8021 Zurich
                    SWITZERLAND


TAIWAN              The Chase Manhattan Bank, N.A.     No correspondent Bank
                    673 Min Sheng East Road - 9th Floor
                    Taipei
                    TAIWAN
                    Republic of China

THAILAND            The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Bubhajit Building                  Bangkok
                    20 North Sathorn Road
                    Silom, Bangrak
                    Bangkok 10500
                    THAILAND

TURKEY              The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Yildiz Posta Caddesi 52            Istanbul
                    Dedeman Ticaret Merkezi, Kat 11
                    80700 Esentepe
                    Istanbul
                    TURKEY

 U. K.              The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    Woolgate House                     London
                    Coleman Street
                    London EC2P 2HD
                    UNITED KINGDOM

URUGUAY             The First National Bank of Boston  The First National Bank of Boston
                    Zabala 1463                        Montevideo
                    Montevideo
                    URUGUAY

U.S.A.              The Chase Manhattan Bank, N.A.     The Chase Manhattan Bank, N.A.
                    1 Chase Manhattan Plaza            New York
                    New York
                    NY 10081
                    U.S.A.

VENEZUELA           Citibank N.A.                      Citibank N.A.
                    Carmelitas a Altagracia            Caracas
                    Edificio Citibank
                    Caracas 1010
                    VENEZUELA

ZIMBABWE            Barclays Bank of Zimbabwe          Barclays Bank of Zimbabwe
                    Ground Floor                       Harare
                    Kurima House
                    42 George Silundika Avenue
                    Harare
                    ZIMBABWE


ZAMBIA              Barclays Bank of Zambia            Barclays Bank of Zambia
                    Kafue House                        Lusaka
                    Cairo Road
                    P.O. Box 31936
                    Lusaka
                    ZAMBIA



                             CUSTODIAN FEE SCHEDULE
                                     BETWEEN

                         THE CHASE MANHATTAN BANK, N.A.
                           GLOBAL SECURITIES SERVICES

                                       AND

                              THE AAL MUTUAL FUNDS



U.S. DOMESTIC ASSETS

All Assets:       0.5 basis points (0.00005)

           $12 book-entry transactions (DTC, FED, PTC, etc.)
           $22 non-book-entry transactions


ASSETS HELD OVERSEAS

Asset-Based Fee:

     8 basis points on all asset held in foreign securities (Group A)

     16  basis  points  on  all  assets  held  in  foreign securities (Group B)

     40  basis  points  on all  assets  held  in  emerging markets (Group C)

Transaction Fee - Emerging markets - $120.00

           Other Services

           Futures                 $25 per futures transaction
                                   $6 per mark-to-market wire
           Options                 $25 per transaction

           Transfers to
           successor custodian     Transaction
                                   charges in
                                   accordance
                                   with fee
                                   schedule.
           Minimum Fee

           $50,000 per annum

Out-of-Pocket Expenses: (i.e., stamp taxes, registration costs, scrip fees, special transportation costs, etc.): As incurred.

NOTE: Out-of-pocket expenses will be forwarded to AAL for payment Fees are to be paid monthly based on the month end market value, as reported by AAL.


Group A

Canada                     Germany                      Switzerland
CedelItaly                 United Kingdom
France                     Japan

Group B

Australia                  Hong Kong                    Norway
Austria                    Ireland                      Singapore
Belgium                    Luxembourg                   Spain
Denmark                    Netherlands                  Sweden
Finland                    New Zealand

Group C

Argentina                  India                        Philippines
Bangladesh                 Indonesia                    Poland
Botswana                   Israel                       Portugal
Brazil                     Jordan                       South Africa
ChileMalaysia              South Korea
ChinaMauritius             Sri Lanka
Colombia                   Mexico                       Taiwan
GhanaMorocco               Thailand
Greece                     Pakistan                     Turkey
Hungary                    Peru                         Uruguay
                           Venezuela


Approved:  /s/ John H. Pender
           ---------------------------------------
               John H. Pender, President
               The AAL Mutual Funds



Approved:  /s/ Jerry Garcia
          ----------------------------------------
               Jerry Garcia, Assistant Treasurer
               Chase Manhattan Bank, N.A.